UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2021
FLEX LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Changi South Lane, Singapore		486123
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (65) 6876-9899
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2021 (the “Closing Date”), Flex Ltd. (the “Company”), as borrower, entered into a new $2.0 billion Credit Agreement (the “New Credit Facility”) with Bank of America, N.A., as Administrative Agent, L/C issuer and Swing Line Lender, and the several banks and other financial institutions or entities from time to time parties thereto as lenders (the “Lenders”) and L/C issuers. The New Credit Facility, which matures on January 7, 2026, consists of a $2.0 billion revolving credit facility with a sublimit of $360 million available for swing line loans and a sublimit of $175 million available for the issuance of letters of credit. The New Credit Facility permits the Company, subject to obtaining commitments from existing or additional lenders and subject to certain other conditions, to add one or more incremental term loan facilities and/or increase the revolving commitments in an aggregate amount not to exceed $500 million.

The New Credit Facility replaced the Company’s existing $2.2525 billion Credit Agreement, dated as of June 30, 2017, among the Company and certain of its subsidiaries, as borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other Lenders party thereto (as amended, the “2017 Credit Facility”), which was otherwise due to mature on June 30, 2022.

Borrowings under the New Credit Facility bear interest, at the Company’s option, either at (i) the Base Rate, which is defined as the greatest of (a) the Administrative Agent’s prime rate, (b) the federal funds effective rate, plus 0.50% and (c) the LIBOR (the London Interbank Offered Rate) rate plus 1.0%; plus, in the case of each of clauses (a) through (c), an applicable margin ranging from 0.250% to 0.875% per annum, based on the Company’s credit ratings (as determined by Standard & Poor’s Financial Services LLC, Moody’s Investors Service, Inc. and Fitch Ratings Inc.) or (ii) LIBOR plus the applicable margin for LIBOR loans ranging between 1.250% and 1.875% per annum, based on the Company’s credit ratings. Interest on the outstanding borrowings is payable, (i) in the case of borrowings at the Base Rate, on the last business day of March, June, September and December of each calendar year and (ii) in the case of borrowings at the LIBOR rate, on the last day of the applicable interest period selected by the Company, which date shall be no later than the last day of every third month. The Company is required to pay a quarterly commitment fee on the unutilized portion of the revolving credit commitments under the New Credit Facility ranging from 0.15% to 0.30% per annum, based on the Company’s credit ratings. The Company is also required to pay letter of credit usage fees ranging from 1.250% to 1.875% per annum (based on the Company’s credit ratings) on the amount of the daily average outstanding letters of credit and a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each letter of credit.

Under the New Credit Facility, the interest rate margins, commitment fee and letter of credit usage fee are subject to upward or downward adjustments if the Company achieves, or fails to achieve, certain specified sustainability targets with respect to workplace safety and greenhouse gas emissions. Such upward or downward sustainability adjustments may be up to 0.05% per annum in the case of the interest rate margins and letter of credit usage fee and up to 0.01% per annum in the case of the commitment fee.

The New Credit Facility is unsecured, and contains customary restrictions on the ability of the Company and its subsidiaries to (i) incur certain debt, (ii) make certain acquisitions of other entities, (iii) incur liens, (iv) dispose of assets and (v) engage in transactions with affiliates.

These covenants are subject to a number of significant exceptions and limitations. The New Credit Facility also requires that the Company maintain a maximum ratio of total indebtedness to EBITDA (earnings before interest expense, taxes, depreciation and amortization), and a minimum interest coverage ratio during the term of the New Credit Facility.

The New Credit Facility contains customary events of default. If an event of default under the New Credit Facility occurs and is continuing, then the Administrative Agent shall, at the request of, or may, with the consent of, the required Lenders, declare any outstanding obligations under the New Credit Facility to be immediately due and payable. In addition, if an actual or deemed entry of an order for relief with respect to the Company is made under the United States bankruptcy code or comparable foreign law, then any outstanding obligations under the New Credit Facility will automatically become immediately due and payable.

The obligations under the New Credit Facility are not guaranteed by any subsidiary of the Company.

The foregoing description of the New Credit Facility is qualified in its entirety by reference to the complete text of the New Credit Facility, a copy of which is filed as Exhibit 10.01 to this Current Report on Form 8-K and incorporated herein by reference.

Some of the Lenders under the New Credit Facility and the 2017 Credit Facility and/or their respective affiliates have from time to time performed and may in the future perform various commercial banking, investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees and commissions. In addition, an affiliate of one of the Lenders is the Trustee under the Indentures governing the Company’s 5.000% Notes due 2023, 4.750% Notes due 2025, 3.750% Notes due 2026, 4.875% Notes due 2029 and 4.875% Notes due 2030.

Item 1.02 Termination of a Material Definitive Agreement.

Effective upon the execution and delivery of the New Credit Facility, the 2017 Credit Facility was terminated and is of no further force or effect (other than obligations thereunder which expressly survive the termination of the 2017 Credit Facility). The information set forth in Item 1.01 above with respect to the 2017 Credit Facility and the termination thereof is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.
10.01
Credit Agreement, dated as of January 7, 2021, among Flex Ltd. and certain of its subsidiaries from time to time party thereto, as borrowers, Bank of America, N.A., as Administrative Agent, an L/C Issuer and a Swing Line Lender, and the other L/C Issuers, Swing Line Lenders and Lenders party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: January 13, 2021

	By:	/s/ Paul R. Lundstrom
		Name: Title:	Paul R. Lundstrom Chief Financial Officer

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